UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  December 29, 2005

CHILCO RIVER HOLDINGS INC. (Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0001278595	98-0419129
(Commission File Number)	(IRS Employer Identification No.)

355 Lemon Ave., Suite C Walnut, CA 91789 (Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including Area Code:  (646) 330-5859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 29, 2005, the registrant entered into a Marketing Services Agreement (the “Marketing Services Agreement”) with Parker Communication Corporation, a Delaware corporation (“Parker”), under which the registrant retained Parker to provide marketing services related to developing and implementing a marketing campaign for the registrant. The registrant will pay Parker service fees of up to $765,000. Parker will prepare marketing materials and direct mail marketing pieces and assist the registrant in developing a marketing program to develop the registrant’s business.

        On December 29, 2005, the registrant entered into a Consulting Agreement (the “Consulting Agreement”) with Clear Channel Inc. (“Consultant”), under which the registrant retained Consultant to provide strategic marketing and business planning consulting services and to assist the registrant in developing corporate governance policies, recruiting qualified officers and director candidates and developing a corporate finance strategy. The registrant will issue Consultant one million shares of common stock of the registrant, at par value $0.001, for such services. The Consulting Agreement is for a term of one year.

Item 4.01. Changes in Registrant’s Certifying Accountant

        Effective on or about December 30, 2005, the registrant terminated the services of our principal independent auditor, Manning Elliott, Chartered Accountants of Vancouver, British Columbia (the “Former Accountant”).

        No adverse opinion or disclaimer of opinion was issued by the Former Accountant, and no opinion of the Former Accountant was qualified or modified as to uncertainty, audit scope or accounting principles.

        The change in auditor was recommended and approved by the registrant’s Board of Directors.

        During the fiscal year ended December 30, 2004 and any interim period preceding such dismissal, the registrant is not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused it to make references to the subject matter of the disagreement(s) in connection with its report.

        The registrant is not aware of any reportable events (as defined in Item 304 (a) (1) (B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of the Former Accountant.

        The registrant has engaged Mantyla McReynolds, LLP, Salt Lake City, Utah (the “New Accountant”), as its new principle independent accountant effective on or about December 30, 2005, to audit our financial records. During the two most recent fiscal years and the interim period preceding the appointment of the New Accountant, we have not consulted the New Accountant regarding either:

        The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the registrant that the registrant considered an important factor in reaching a decision as to the accounting or financial reporting issue; or

        Any matter that was either the subject of a disagreement or event (as defined in Regulation S-B, Item 304(a)(1)(B)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        (b) On December 29, 2005, the registrant received a written resignation of Sean L. Sullivan from its Board of Directors.

        (c) On December 30, 2005, Winston Yen was appointed as the Chief Financial Officer of the registrant, effectively immediately upon the appointment.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant) By: /s/ Tom Liu Tom Liu Chief Executive Officer

Dated:   January 3, 2006